Calculation of Filing Fee Tables
F-1
Fitness Fanatics Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value US$0.000025 per share	457(o)			$ 26,246,560.00	0.0001381	$ 3,624.65
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 26,246,560.00		$ 3,624.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,624.65
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. (2) Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. (3) Due to a change in the statutory fee rate under Section 6(b) of the Securities Act since the time of the initial payment, the remaining offering amount subject to registration fees has been adjusted. Consequently, the actual aggregate offering amount associated with the current fee payment is lower than the remaining balance originally anticipated.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Fitness Fanatics Ltd	F-1	333-289484	08/11/2025		$ 3,624.65	Equity	Ordinary Shares, par value US$0.000025 per share	7,832,760	$ 46,996,560.00
Fee Offset Sources		Fitness Fanatics Ltd	F-1	333-289484		08/03/2026						$ 3,624.65
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	We previously registered up to $46,996,560 of Ordinary Shares by means of Registration Statement on Form F-1 (File No. 333-289484), as amended, initially filed with the U.S. Securities and Exchange Commission (the "SEC") on August 11, 2025 and declared effective by the SEC on September 30, 2025 ("Prior Registration Statement"), and the Prior Registration Statement was withdrawn on August 13, 2026. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $3,624.65. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $3,624.65, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date